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                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM T-1


                            Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                     of a Corporation Designated to Act as
                                    Trustee


                      Check if an Application to Determine
                  Eligibility of a Trustee Pursuant to Section
                           305(b)(2) _______________


                         HARRIS TRUST AND SAVINGS BANK
                               (Name of Trustee)

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        Illinois                                      36-1194448
                                                   (I.R.S. Employer
(State of Incorporation)                          Identification No.)
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                111 West Monroe Street, Chicago, Illinois 60603
                    (Address of principal executive offices)


               Daniel G. Donovan, Harris Trust and Savings Bank,
                111 West Monroe Street, Chicago, Illinois, 60603
                                  312-461-2908
           (Name, address and telephone number for agent for service)


                       CAPITAL ONE FINANCIAL CORPORATION
                               (Name of Obligor)

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
        Delaware                                      54-1719854
                                                   (I.R.S. Employer
(State of Incorporation)                          Identification No.)
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                      2980 Fairview Park Drive, Suite 1300
                         Falls Church, Virginia   22042
                    (Address of principal executive offices)

                                  Senior Notes
                        (Title of indenture securities)
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 1.      GENERAL INFORMATION.  Furnish the following information as to the
         Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

         (b)  Whether it is authorized to exercise corporate trust powers.

                 Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

 2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

                 The Obligor is not an affiliate of the Trustee.

 3. thru 15.

                 NO RESPONSE NECESSARY

16.      LIST OF EXHIBITS.

         1. A copy of the articles of association of the Trustee as now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

                 A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

         2.      A copy of the existing by-laws of the Trustee.

                 A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of C-Cube Microsystems, Inc., File No. 33-97166, and is incorporated herein by reference.

         3. The consents of the Trustee required by Section 321(b) of the Act.

                          (included as Exhibit A on page 2 of this statement)

         4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                          (included as Exhibit B on page 3 of this statement)





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                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 1st day of November, 1996.

HARRIS TRUST AND SAVINGS BANK


By:      /s/ D. G. Donovan
   -----------------------------------
         D. G. Donovan
         Assistant Vice President


EXHIBIT A

The consents of the Trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By:      /s/ D. G. Donovan
   -----------------------------------
         D.G. Donovan
         Assistant Vice President





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                                                                       EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of June 30, 1996, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                             [LOGO]     HARRIS BANK

                         Harris Trust and Savings Bank
                             111 West Monroe Street
                            Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on June 30, 1996, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288

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                                                                                                          THOUSANDS
                                                                                                          OF DOLLARS
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                                                      ASSETS
Cash and balances due from depository institutions:
             Non-interest bearing balances and currency and coin.................................                      $1,152,275
             Interest bearing balances...........................................................                        $475,555
Securities:......................................................................................
a.  Held-to-maturity securities                                                                                                $0
b.  Available-for-sale securities                                                                                      $3,027,437
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
             Federal funds sold..................................................................                        $338,675
             Securities purchased under agreements to resell.....................................                              $0
Loans and lease financing receivables:
             Loans and leases, net of unearned income............................................     $8,045,290
             LESS:  Allowance for loan and lease losses..........................................       $105,158

                                                                                                  --------------
             Loans and leases, net of unearned income, allowance, and reserve
             (item 4.a minus 4.b)................................................................                      $7,940,132
Assets held in trading accounts..................................................................                         $83,696
Premises and fixed assets (including capitalized leases).........................................                        $169,965
Other real estate owned..........................................................................                             $45
Investments in unconsolidated subsidiaries and associated companies..............................                            $237
Customer's liability to this bank on acceptances outstanding.....................................                         $69,944
Intangible assets................................................................................                        $304,032
Other assets.....................................................................................                        $469,461
                                                                                                             --------------------

TOTAL ASSETS                                                                                                          $14,031,454
                                                                                                             ====================

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                                                      LIABILITIES
Deposits:
    In domestic offices..........................................................................                   $7,813,827
             Non-interest bearing................................................................    $2,734,434
             Interest bearing....................................................................    $5,079,393
    In foreign offices, Edge and Agreement subsidiaries, and IBF's...............................                   $1,556,424
             Non-interest bearing................................................................       $41,124
             Interest bearing....................................................................    $1,515,300
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
    Federal funds purchased......................................................................                   $1,034,286
    Securities sold under agreements to repurchase...............................................                   $1,418,945
Trading Liabilities                                                                                                    $27,846
Other borrowed money:............................................................................
a.  With remaining maturity of one year or less                                                                       $475,395
b.  With remaining maturity of more than one year                                                                       $9,623
Bank's liability on acceptances executed and outstanding                                                               $69,944
Subordinated notes and debentures................................................................                     $310,000
Other liabilities................................................................................                     $167,029
                                                                                                     -------------------------

TOTAL LIABILITIES                                                                                                  $12,883,319
                                                                                                     =========================

                                                      EQUITY CAPITAL
Common stock.....................................................................................                     $100,000
Surplus..........................................................................................                     $600,191
a.  Undivided profits and capital reserves.......................................................                     $487,538
b.  Net unrealized holding gains (losses) on available-for-sale securities                                           ($39,594)
                                                                                                     -------------------------

TOTAL EQUITY CAPITAL                                                                                                $1,148,135
                                                                                                     =========================

Total liabilities, limited-life preferred stock, and equity capital..............................                  $14,031,454
                                                                                                     =========================
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         I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and
is true to the best of my knowledge and belief.

                                STEVE NEUDECKER
                                    7/30/96

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

                          EDWARD W. LYMAN,
                          ALAN G. McNALLY,
                          MARIBETH S. RAHE
                                                                      Directors.
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